Global Payments Reports First Quarter Earnings and
Increases Fiscal 2017 Outlook

ATLANTA, October 5, 2016 -- Global Payments Inc. (NYSE: GPN) today announced results for its fiscal first quarter ended August 31, 2016.
“Our fiscal 2017 is off to a terrific start, with organic growth accelerating sequentially across our key markets in the first quarter,” said Jeff Sloan, Chief Executive Officer.  “Heartland continued its strong growth momentum in the United States.  Our businesses in Europe performed exceptionally well, and our Asia business produced its highest rate of organic revenue growth in several quarters.”  Sloan concluded, “We also could not be more pleased with our Heartland integration efforts, which continue to track ahead of our expectations.”

First Quarter Fiscal 2017 Summary

•
GAAP revenues were $939.5 million, compared to $748.8 million in the first quarter of fiscal 2016; diluted earnings per share were $0.55 compared to $0.66 in the prior year; and operating margin was 12.9% compared to 18.4% in the first quarter of fiscal 2016.

•	Adjusted net revenue grew 52% to $817.3 million, compared to $537.0 million in the first quarter of fiscal 2016. On a constant currency basis, adjusted net revenue grew 55%.

•	Adjusted earnings per share grew 9% to $0.86, compared to $0.79 in the first quarter of fiscal 2016. On a constant currency basis, adjusted earnings per share grew 15%.

•	Adjusted operating margin was 29.5%, which includes the impact of Heartland. On a constant currency basis, adjusted operating margin was 29.9%.

Fiscal 2017 Outlook
“As a result of our strong first quarter performance and progress with Heartland integration efforts, we are increasing our outlook for fiscal 2017 adjusted earnings per share to a range of $3.45 to $3.55, reflecting growth of 16% to 19% over fiscal 2016,” stated Cameron Bready, Executive Vice President and Chief Financial Officer. “We also now expect adjusted operating margin for fiscal 2017 to expand by as much as 50 basis points. We continue to expect adjusted net revenue to range from $3.2 billion to $3.3 billion, or growth of 47% to 52% over fiscal 2016.”

Capital Allocation
Global Payments’ Board of Directors approved a quarterly dividend of $0.01 per share payable November 25, 2016 to shareholders of record as of November 11, 2016.

Conference Call
Global Payments’ management will host a conference call today, October 5, 2016 at 8:00 a.m. ET to discuss financial results and business highlights. Callers may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com; or callers in North America may dial 877-674-6428 and callers outside North America may dial 970-315-0457. A replay of the call will be archived on the company's website within two hours of the live call.

Non-GAAP Financial Measures
Global Payments supplemented revenues, income and earnings per share information determined in accordance with GAAP by providing those measures on an adjusted basis in this earnings release to assist with evaluating performance. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the company believes are pertinent to the daily management of our operations.
Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading worldwide provider of payment technology services that delivers innovative solutions driven by customer needs globally. Our technologies, partnerships and employee expertise enable us to provide a broad range of products and services that allow our customers to accept all payment types across a variety of distribution channels in many markets around the world.
Headquartered in Atlanta, Georgia with more than 8,500 employees worldwide, Global Payments is a member of the S&P 500 with merchants and partners in 30 countries throughout North America, Europe, the Asia-Pacific region and Brazil. For more information about Global Payments, our Service. Driven. Commerce brand and our technologies, please visit www.globalpaymentsinc.com.

Forward-Looking Statements
This announcement and comments made by Global Payments' management during the conference call may contain certain forward-looking statements within the meaning of the “safe-harbor”

provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include our potential failure to safeguard our data; our ability to maintain Visa and MasterCard registration and financial institution sponsorship; our reliance on financial institutions to provide clearing services in connection with our settlement activities; our potential failure to comply with card network requirements; increased merchant, referral partner or ISO attrition; our ability to increase our share of existing markets and expand into new markets; political, economic and regulatory changes in the foreign countries in which we operate; system interruptions in service; increases in credit card network fees; future performance, integration and conversion of acquired operations; and other risk factors presented in our most recent Annual Report on Form 10-K and any subsequent SEC filings, which we advise you to review. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Isabel Janci		Amy Corn
	770-829-8991		770-829-8755

SCHEDULE 1
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	August 31, 2016	August 31, 2015	% Change

Revenues	$939,492	$748,796	25.5%

Operating expenses:
Cost of service	462,626	272,666	69.7%
Selling, general and administrative	355,760	338,358	5.1%
	818,386	611,024	33.9%

Operating income	121,106	137,772	(12.1)%

Interest and other income	42,473	1,142	NM
Interest and other expense	(43,077)	(13,243)	225.3%
	(604)	(12,101)	(95.0)%

Income before income taxes	120,502	125,671	(4.1)%
Provision for income taxes	(28,044)	(32,623)	(14.0)%
Net income	92,458	93,048	(0.6)%
Less: Net income attributable to noncontrolling interests, net of income tax	(7,365)	(6,402)	15.0%
Net income attributable to Global Payments	$85,093	$86,646	(1.8)%

Earnings per share attributable to Global Payments[1]:
Basic	$0.55	$0.66	(16.7)%
Diluted	$0.55	$0.66	(16.7)%

Weighted-average shares outstanding[1]:
Basic	153,901	130,328
Diluted	154,875	131,146

1 Earnings per share data and weighted-average shares outstanding for prior periods have been adjusted for a two-for-one stock split in the form of a stock dividend paid on November 2, 2015.

NM - Not meaningful.

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	August 31, 2016	August 31, 2015	% Change

Adjusted net revenue	$817,255	$536,953	52.2%

Adjusted operating income	$240,718	$163,566	47.2%

Adjusted net income	$133,682	$103,025	29.8%

Adjusted EPS[1]:	$0.86	$0.79	8.9%

1 Earnings per share data and weighted-average shares outstanding for prior periods have been adjusted for a two-for-one stock split in the form of a stock dividend paid on November 2, 2015.

2 See Schedule 6 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 8 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	August 31, 2016		August 31, 2015		% Change
	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]

Revenues:
North America	$711,765	$608,671	$530,857	$340,431	34.1%	78.8%
Europe	169,565	150,422	168,357	146,940	0.7%	2.4%
Asia-Pacific	58,162	58,162	49,582	49,582	17.3%	17.3%
	$939,492	$817,255	$748,796	$536,953	25.5%	52.2%

Operating income:
North America	$105,700	$178,361	$83,513	$96,966	26.6%	83.9%
Europe	65,539	72,113	72,733	77,031	(9.9)%	(6.4)%
Asia-Pacific	14,022	16,490	12,233	13,810	14.6%	19.4%
Corporate	(64,155)	(26,246)	(30,707)	(24,241)	108.9%	8.3%
	$121,106	$240,718	$137,772	$163,566	(12.1)%	47.2%

1 See Schedule 7 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 8 for a discussion of non-GAAP financial measures.

SCHEDULE 4
UNAUDITED CONSOLIDATED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	August 31, 2016	May 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$977,776	$1,044,728
Accounts receivable, net of allowances for doubtful accounts of $326 and $353, respectively	286,645	281,612
Claims receivable, net of allowances for doubtful accounts of $5,106 and $4,868, respectively	7,974	6,799
Settlement processing assets	1,105,470	1,336,326
Prepaid expenses and other current assets	206,964	181,848
Total current assets	2,584,829	2,851,313
Goodwill	4,849,015	4,829,405
Other intangible assets, net	2,211,954	2,264,708
Property and equipment, net	512,079	493,678
Deferred income taxes	20,921	22,719
Other	58,982	48,129
Total assets	$10,237,780	$10,509,952

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$332,078	$378,436
Current portion of long-term debt	182,012	135,542
Accounts payable and accrued liabilities	702,277	696,414
Settlement processing obligations	1,015,805	1,220,315
Total current liabilities	2,232,172	2,430,707
Long-term debt	4,289,666	4,379,744
Deferred income taxes	724,023	744,862
Other noncurrent liabilities	86,707	77,235
Total liabilities	7,332,568	7,632,548
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 200,000,000 shares authorized; 153,684,060 issued and outstanding at August 31, 2016 and 154,421,585 issued and outstanding at May 31, 2016	—	—
Paid-in capital	1,913,164	1,976,715
Retained earnings	1,099,026	1,015,811
Accumulated other comprehensive loss	(265,511)	(246,050)
Total Global Payments shareholders’ equity	2,746,679	2,746,476
Noncontrolling interests	158,533	130,928
Total equity	2,905,212	2,877,404
Total liabilities and equity	$10,237,780	$10,509,952

SCHEDULE 5
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	August 31, 2016	August 31, 2015
Cash flows from operating activities:
Net income	$92,458	$93,048
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	22,657	17,909
Amortization of acquired intangibles	80,529	20,848
Share-based compensation expense	7,619	6,467
Provision for operating losses and bad debts	9,626	4,263
Deferred income taxes	(20,861)	3,584
Gain on sale of investments	(41,150)	—
Other, net	8,855	1,333
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(7,726)	(7,512)
Claims receivable	(7,097)	(12,261)
Settlement processing assets and obligations, net	30,409	402,676
Prepaid expenses and other assets	(50,498)	(18,114)
Accounts payable and other liabilities	30,846	1,151
Net cash provided by operating activities	155,667	513,392
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(34,563)	(241,530)
Capital expenditures	(41,381)	(16,858)
Proceeds from sale of investments	37,717	—
Net cash used in investing activities	(38,227)	(258,388)
Cash flows from financing activities:
Net payments on settlement lines of credit	(47,336)	(236,041)
Proceeds from issuance of long-term debt	215,000	2,821,425
Principal payments of long-term debt	(261,219)	(2,626,925)
Payment of debt issuance costs	—	(4,934)
Repurchase of common stock	(67,633)	(34,296)
Proceeds from stock issued under share-based compensation plans	3,037	2,513
Common stock repurchased - share-based compensation plans	(22,204)	(8,154)
Tax benefit from share-based compensation plans	12,303	5,760
Distributions to noncontrolling interests	(5,475)	(8,158)
Dividends paid	(1,539)	(1,305)
Net cash used in financing activities	(175,066)	(90,115)
Effect of exchange rate changes on cash	(9,326)	(12,319)
(Decrease) increase in cash and cash equivalents	(66,952)	152,570
Cash and cash equivalents, beginning of the period	1,044,728	650,739
Cash and cash equivalents, end of the period	$977,776	$803,309

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
THREE MONTHS ENDED AUGUST 31, 2016 AND 2015
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended August 31, 2016
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$939,492	$(122,237)	$—	$—	$817,255

Operating income	$121,106	$—	$119,612	$—	$240,718

Net income attributable to Global Payments	$85,093	$—	$76,992	$(28,403)	$133,682

Diluted earnings per share attributable to Global Payments[4]	$0.55				$0.86

	Three Months Ended August 31, 2015
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$748,796	$(211,843)	$—	$—	$536,953

Operating income	$137,772	$—	$25,794	$—	$163,566

Net income attributable to Global Payments	$86,646	$—	$24,916	$(8,537)	$103,025

Diluted earnings per share attributable to Global Payments[4]	$0.66				$0.79

1Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain wholesale lines of business to reflect economic benefits to the company.

2 Earnings adjustments to operating income for the three months ended August 31, 2016 include $81.7 million and $37.9 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $81.1 million and other adjustments of $0.6 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $7.4 million and merger-related costs of $30.5 million. Net income attributable to Global Payments was also adjusted to remove a gain on the sale of membership interests in Visa Europe of $41.2 million.

Earnings adjustments to operating income for the three months ended August 31, 2015 include $19.3 million and $6.5 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service represent amortization of acquired intangibles of $20.8 million and other adjustments of $1.5 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $6.5 million.

3 Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

4 Adjusted EPS is calculated by dividing adjusted net income attributable to Global Payments by the diluted weighted-average number of shares outstanding. The shares outstanding and diluted earnings per share for prior periods have been adjusted for a two-for-one stock split in the form of a stock dividend paid on November 2, 2015.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

SCHEDULE 7
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
THREE MONTHS ENDED AUGUST 31, 2016 AND 2015
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended August 31, 2016				Three Months Ended August 31, 2015
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Non-GAAP	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Non-GAAP
Revenues:
North America	$711,765	$(103,094)	$—	$608,671	$530,857	$(190,426)	$—	$340,431
Europe	169,565	(19,143)	—	150,422	168,357	(21,417)	—	146,940
Asia-Pacific	58,162	—	—	58,162	49,582	—	—	49,582
	$939,492	$(122,237)	$—	$817,255	$748,796	$(211,843)	$—	$536,953

Operating income:
North America	$105,700	$—	$72,661	$178,361	$83,513	$—	$13,453	$96,966
Europe	65,539	—	6,574	72,113	72,733	—	4,298	77,031
Asia-Pacific	14,022	—	2,468	16,490	12,233	—	1,577	13,810
Corporate	(64,155)	—	37,909	(26,246)	(30,707)	—	6,466	(24,241)
	$121,106	$—	$119,612	$240,718	$137,772	$—	$25,794	$163,566

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain wholesale lines of business to reflect economic benefits to the company.

2 Earnings adjustments to operating income for the three months ended August 31, 2016 include $81.7 million and $37.9 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $81.1 million and other adjustments of $0.6 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $7.4 million and merger-related costs of $30.5 million.

Earnings adjustments to operating income for the three months ended August 31, 2015 include $19.3 million and $6.5 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service represent amortization of acquired intangibles of $20.8 million and other adjustments of $1.5 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $6.5 million.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

SCHEDULE 8
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

	Fiscal 2016 Actual	Fiscal 2017 Outlook	% Change
Revenues:
GAAP revenues	$2.90	$3.70 to $3.80	28% to 31%
Adjustments[1]	(0.73)	(0.50)
Adjusted net revenue	$2.17	$3.20 to $3.30	47% to 52%

Earnings Per Share ("EPS"):
GAAP diluted EPS	$2.04	$1.88 to $1.98	(8)% to (3)%
Acquisition-related amortization expense, share-based compensation expense and non-recurring items[2]	0.94	1.57
Adjusted EPS	$2.98	$3.45 to $3.55	16% to 19%

1Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain wholesale lines of business to reflect economic benefits to the company.

2 Fiscal 2016 reflects adjustments for acquisition related amortization expense of $0.58, share-based compensation expense of $0.14 and non-recurring items of $0.22, including merger-related costs, employee termination benefits and a reserve for litigation in Russia, partially offset by recoveries associated with a U.K. vendor outage. Earnings adjustments to GAAP diluted EPS include the items affecting operating income as well as noncontrolling interests, net of tax.

NON-GAAP FINANCIAL MEASURES

Global Payments supplements revenues, income and earnings per share ("EPS") information determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain wholesale lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses.

Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedule 6 and Schedule 7. The tax rate used in determining the net income impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.